Exhibit 3.1

EXHIBIT A

EIGHTH AMENDED AND RESTATED
BYLAWS
OF SPIRIT AEROSYSTEMS HOLDINGS, INC.
(the “Corporation”)
adopted on September 28, 2021

1.             MEETING OF STOCKHOLDERS.

1.1           Annual Meeting of Stockholders. An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the board of directors of the Corporation (the “Board”) (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

1.2           Special Meetings of Stockholders.

(a)            A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the Chief Executive Officer, the Secretary, or the Secretary upon the written request of one or more stockholders in accordance with the requirements of this Section 1.2.

(b)            A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request (each, a “Special Meeting Request”) of one or more stockholders of record representing in the aggregate not less than 10% of the voting power of all shares of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting (each, a “Requesting Stockholder”), shall comply with this Section 1.2 and, if applicable, Section 1.4 and Section 1.5, and shall include: (i) written notification of the proposed business for the special meeting, setting forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, (ii) the other information required by Section 1.5, (iii) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is made that a disposition of shares of the Corporation that are owned beneficially or of record as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (iv) documentary evidence that the Requesting Stockholders or the beneficial owners, if any, on whose behalf the Special Meeting Request is being made “own” (as defined in Section 1.13(f)) the Requisite Percentage as of the date of such written request to the Secretary; provided, however, that if such shares are not beneficially owned solely and directly by the Requesting Stockholders, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with any Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which such Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is being made “own” the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide any other information reasonably requested by the Corporation.

(c)            Special meetings of the stockholders shall be held on such date and at such time as may be stated in the notice of the meeting; provided, however, that in the case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than 90 days after the date that a Special Meeting Request that satisfies the requirements of this Section 1.2 is received by the Secretary.

(d)            Notwithstanding the foregoing provisions of this Section 1.2, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request does not comply with this Section 1.2 (and, if applicable, Section 1.4 and Section 1.5), (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the anniversary date of the immediately preceding annual meeting and ending on the date of the next annual meeting or (iv) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as from time to time in effect (and any successor regulation) (the “Exchange Act”), or other applicable law. The Board shall determine in good faith whether the requirements set forth in this Section 1.2 have been satisfied.

(e)            A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board may, in its discretion, cancel the special meeting with respect to the business to be conducted pursuant to the Special Meeting Request. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the relevant Special Meeting Request, the Corporation need not present such business for a vote at such special meeting.

(f)            The business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly set forth in the Special Meeting Request or brought before the meeting by or at the direction of the Board.

1.3           Place and Notice of Meetings of Stockholders. All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice or by any other means, including electronic means, permitted by law. Except as otherwise provided by the Bylaws, the Certificate of Incorporation (as defined below) or by law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting by the Chief Executive Officer, President or Secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepared, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

1.4           Nominations by Stockholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors and who complies with the notice procedures set forth in this Section 1.4 (any such candidate being a “Stockholder Nominee”). Nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (b), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier.

Such nomination shall include the following: (i) the name, age, business address and residence address of each Stockholder Nominee and of the notifying stockholder; (ii) the principal occupation of each Stockholder Nominee; (iii) a representation that the notifying stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the class and total number of shares of capital stock and other securities of the Corporation that are owned beneficially and of record by the notifying stockholder and by the Stockholder Nominee and, if such securities are not owned solely and directly by the notifying stockholder or the Stockholder Nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Exchange Act); (v) a description of all arrangements or understandings between the notifying stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, and each Stockholder Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding such notifying stockholder and each Stockholder Nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder had the Stockholder Nominee been nominated, or intended to be nominated, by the Board; (vii) any additional information as necessary to permit the Corporation to determine if each Stockholder Nominee is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission (the “SEC”) and any publicly disclosed standards used by the Corporation in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”); (viii) the consent of each Stockholder Nominee to serve as a director of the Corporation if so elected; (ix) a written representation and agreement, in the form provided by the Secretary upon written request, relating to the Stockholder Nominee’s compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, any other Corporation code of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Corporation directors; and (x) a written representation and agreement that the Stockholder Nominee (A) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question, and (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director unless the terms of such agreement, arrangement or understanding have been provided to the Corporation. The Corporation may request any Stockholder Nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Corporate Governance and Nominating Committee shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Board. The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Corporate Governance and Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes.

1.5           Advance Notice of Other Matters to be Presented by Stockholders. At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) if brought before the meeting by a stockholder, then (1) written notification of such proposed business (a “Stockholder Notification”) must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting) and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the stockholder giving notification, (i) the name and address of such stockholder and (ii) the class or series and total number of all shares of the Corporation that are owned beneficially and of record by such stockholder and, if such shares are not beneficially owned solely and directly by such stockholder, the beneficial owner(s) of such shares. Within 14 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification. The notifying stockholder may cure such deficiencies within 14 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.

1.6           Quorum for Stockholder Meetings. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

1.7           Voting. Except as otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder of record shall have, at every stockholders’ meeting, one vote for every share standing in his or her name on the books of the Corporation. “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the Certificate of Incorporation and the law, as then in effect.

1.8           Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

1.9           Required Votes for Stockholder Action. Except in respect of the election of directors (as to which the requisite vote is outlined in the following paragraph), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, at any meeting at which a quorum is present, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.

Notwithstanding the foregoing provisions of this Section 1.9, a nominee for director of the Corporation shall only be elected if, at any meeting of the stockholders held for the election of directors at which a quorum is present, the votes cast for the nominee’s election exceed the votes cast against the nominee’s election; provided, however, that a plurality of all votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a nominee to the Board if, in connection with the meeting, (i) a stockholder has duly nominated an individual for election to the Board in accordance with the advance notice and other nomination procedures and requirements adopted by the Corporation from time to time and set forth in these Bylaws and (ii) the stockholder nomination has not been withdrawn on or prior to the date that is fourteen (14) days prior to the date on which the Corporation first mails its notice of meeting to the stockholders. Votes cast “for” and “against” a nominee shall exclude votes “withheld”, “abstentions” and “broker non-votes” with respect to that nominee’s election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

1.10            Ballots; Judges of Election. Elections for directors need not be by ballot but the Board or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or its proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or its proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

1.11        Action by Consent Without a Meeting. To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.

1.12        List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.12 or to vote in person or by proxy at any meeting of stockholders.

1.13        Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(a)            The Corporation shall include in its proxy statement for any annual meeting of stockholders the name, together with the Required Information (as defined below), of any Stockholder Nominee identified in a timely notice that satisfies this Section 1.13 delivered by one or more stockholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy, the ownership and other requirements of both Section 1.4 and this Section 1.13 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 1.13 to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.13.

(b)            For purposes of this Section 1.13, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).

(c)            The Corporation shall not be required to include a Stockholder Nominee in its proxy materials for any meeting of stockholders for which (i) the Secretary receives a notice that the Eligible Stockholder has nominated a person for election to the Board pursuant to the notice requirements set forth in Section 1.4 and (ii) the Eligible Stockholder does not expressly elect at the time of providing such notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.13.

(d)            The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 1.13 but either are subsequently withdrawn or that the Board decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Section 1.4 (the “Final Proxy Access Nomination Date”) or, if such 20% amount is not a whole number, the closest whole number below 20% (the greater of (i) and (ii), the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the Corporation’s common stock entitled to vote on the election of directors as disclosed as owned in the written notice of nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)            An Eligible Stockholder must have owned (as defined below) 3% or more of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with Section 1.4 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 1.13(e), (i) the shares of common stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s common stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and (ii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Within the time period specified in Section 1.4 for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Section 1.4): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (ii) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder for purposes of this Section 1.13, (v) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, (vi) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.13, (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.13, (C) file with the SEC all soliciting and other materials as required under Section 1.13(j), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The presiding officer at the annual meeting of stockholders shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (vi) above.

(f)            For purposes of Section 1.2 and this Section 1.13, a Requesting Stockholder or an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on three business days’ notice; or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement, provided that such delegation is revocable at any time by the stockholder. Whether outstanding shares of the Corporation’s common stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Section 1.13, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(g)           The Eligible Stockholder may provide to the Secretary, within the time period specified in Section 1.4 for providing notice of a nomination, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(h)           The Corporation shall not be required to include, pursuant to this Section 1.13, a Stockholder Nominee in its proxy materials (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) who is not independent under the Applicable Independence Standards, as determined by the Board, (iii) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (viii) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Article I.

(i)             Notwithstanding anything to the contrary set forth herein, the Board or the presiding officer at the annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Article I, as determined by the Board or the presiding officer at the annual meeting, or (ii) the Eligible Stockholder (or any member of a group that together is an Eligible Stockholder pursuant to the terms hereof) or a qualified representative thereof does not appear at the meeting to present any nomination pursuant to this Section 1.13.

(j)             The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 1.13(e)) shall file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(k)            No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.13.

(l)            Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee for purposes of this Section 1.13 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

2.             BOARD OF DIRECTORS.

2.1           Authority of the Board of Directors. Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.

2.2           Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of three or more directors and may be increased or decreased at any time and from time to time by the entire Board without amendment to the Bylaws; provided, that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to such director’s earlier death or disability and subject to the provisions of Section 2.9 of these Bylaws. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

2.3            Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board shall be made by the Board or Corporate Governance and the Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a stockholder as provided in Sections 1.4 and 1.5 of these Bylaws.

2.4            Quorum and Manner of Acting.

(a)            No action may be taken by the Board, or any committee thereof, in the absence of a quorum.

(b)            A majority of the Board shall be necessary to constitute a quorum. Where the Board is composed, in its entirety, of an even number of members and a quorum consists of all the members of the Board, then the Chairman of the Board shall have the authority to cast the deciding vote in case of a tie among the members.

(c)           Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

(d)           Notwithstanding anything to the contrary herein, the Board shall not be authorized to take any of the actions specified in Section 2.4(d)(i) or 2.4(d)(ii) below unless it shall have received, with respect to each such action, the prior approval of holders of a majority of the voting power of the outstanding common stock of the Corporation:

(i)            any merger or consolidation which would require authorization by the Corporation’s stockholders pursuant to Subchapter IX of the General Corporation Law of the State of Delaware (the “DGCL”) as then in effect; or

(ii)           any sale, lease or exchange of assets of the Corporation or any dissolution or winding up of the Corporation, which in any such case would require authorization by the Corporation’s stockholders pursuant to Subchapter X of the DGCL as then in effect.

2.5           Annual Organizational Meeting of the Board. The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a Chief Executive Officer, a President, a Secretary and a Treasurer of the Corporation and such other officers of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

2.6           Other Meetings of the Board. All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Non-Management Directors (i.e., directors who are not then serving as executive officers of the Corporation or any subsidiary) may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the Non-Management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the Non-Management Directors shall otherwise determine. The Independent Directors shall meet without any other director from time to time as they determine is appropriate. Special meetings of the Board may be called by the Chairman of the Board (if any), a Vice Chairman of the Board (if any), the President, or by any two or more directors by giving written notice at least two business days in advance of the day and hour of the meeting to each director (unless it is determined by the president or the Chairman of the Board (if any) to be necessary to meet earlier, in which case no less than 24 hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required. “Independent Director” means a director who meets the criteria of independence established by the standards for the listing of the Class A Common Stock of the Corporation on the New York Stock Exchange and the Exchange Act and the rules and regulations promulgated thereunder, in order for such director to be treated as independent under such listing standards.

2.7            Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

2.8            Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or a committee thereof by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9           Resignation and Removal of Directors.

(a)            Any director may resign at any time solely by delivering his or her resignation in writing or electronic transmission to the President or Secretary of the Corporation, to take effect at the time specified in the resignation. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

(b)            A director may only be removed by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, which may remove any member of the Board for any reason permitted by the provisions of applicable state law or the Certificate of Incorporation or these Bylaws.

2.10         Chairman and Vice Chairman of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall be a member of the Board. If present, the Chairman of the Board shall preside at each meeting of the Board or the stockholders, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and these Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the entire Board, at any time also designate one or more of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his or her duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board. The position of Chairman of the Board shall not be held by the then current Chief Executive Officer of the Corporation.

2.11        Vacancies. In the event of any vacancy on the Board, however occurring (including any vacancy created by an increase in the size of the Board), such vacancy shall be filled promptly by the affirmative vote of a majority of directors then in office or a remaining sole director or in accordance with Section 1.9 of these Bylaws, the stockholders of the Corporation.

2.12        Compensation. Directors and members of the committees of the Board shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties, all as permitted by law. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

2.13        Indemnification and Advancement of Defense Costs for Directors and Officers.

(a)            Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Board or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board. Such right shall include the right to be paid by the Corporation expenses, including attorney’s fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise.

(b)           Right of Claimant to Bring Suit.

(i)            If a claim under paragraph (a) is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment.

(ii)           Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

(c)            Contractual Rights; Applicability.

The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(d)           Requested Service.

Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Board.

(e)            Non-Exclusivity of Rights.

The rights conferred on any person by paragraphs (a) through (d) above shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(f)            Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

2.14        Failed Director Election. Any director who fails to receive the requisite number of votes for reelection shall be required to promptly tender his or her resignation to the Board. The corporate governance and nominating committee of the Board shall make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. In reaching its decision, the Board will consider the corporate governance and nominating committee’s recommendation and may consider any other factors it deems relevant, which may include the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board and committees of the Board, whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including the New York Stock Exchange listing standards and the requirements of the federal securities laws) and the percentage of outstanding shares represented by the votes cast at the meeting. The director who tenders his or her offer of resignation shall not participate in the corporate governance and nominating committee’s recommendation or the Board’s decision. The Board will act on the resignation within 90 days following certification of the stockholder vote for the meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the Securities and Exchange Commission or by other public announcement, which may include a posting on the Corporation’s website.

3.             COMMITTEES.

3.1           Committees of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, with respect to all standing committees of the Board, including the Audit Committee, a majority of each such committee shall be necessary to constitute a quorum. Each committee shall keep a record of its actions and all material actions taken by a committee on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the entire Board, establish rules of procedure for a committee, including designating a member of a committee as its chair, and a committee shall meet as provided by those rules or by resolutions of the Board. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee may adopt its own rules of procedure and elect its chair. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Corporation is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent directors.

The Board shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee’s charter. Each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

4.             OFFICERS.

4.1           Officers Generally; Security. The Board shall designate a Chairman of the Board (who shall not be considered an officer of the Corporation unless otherwise provided by the Board), a Chief Executive Officer (who shall be the President unless otherwise provided by the Board), a President (if other than the Chief Executive Officer) one or more Vice Presidents (including executive or senior Vice Presidents, if the Board so determines), a Secretary, a Treasurer and a General Counsel and shall designate an officer as chief financial officer, an officer as chief operating officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual; provided, that the positions of Chairman of the Board and Chief Executive Officer shall not be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been duly elected and qualified, or until such person’s earlier death or resignation. Any officer may be removed from office at any time, with or without cause, by action of the Board.

4.2           Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general management of the business of the Corporation, including the appointment of all officers and employees of the Corporation for whose election or appointment no other provision is made in these Bylaws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Corporation other than those officers and employees whose election or appointment is otherwise provided for in these Bylaws, subject to the action thereon of the Board and shall perform all other duties appropriate to this office. In the absence of the Chairman of the Board of Directors, she or he shall preside at all meetings of the stockholders and the Directors.

4.3           President. Unless otherwise provided by the Board, the President shall be the chief executive officer of the Corporation.

4.4           Vice Presidents. The Board may elect one or more Vice Presidents (including executive or senior Vice Presidents), with such further titles and with such authority and responsibility as the Board may determine. In the absence or disability of the President, his or her duties shall be performed by one or more Vice Presidents as designated by the Board.

4.5           Chief Financial Officer. The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs and books on accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board.

4.6           The Treasurer. The Treasurer (who may be the same as or different from the chief financial officer) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject to the direction of the Chief Financial Officer (if different) and the Board, the authority and responsibility customary to such office.

4.7           General Counsel. The Board shall designate a General Counsel for the Corporation, who shall be the Corporation’s chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.

4.8           Secretary. The Secretary shall have custody of the minutes of the meetings of the Board, its committees and the stockholders, of the Certificate of Incorporation and the Bylaws (as amended from time to time) and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary shall send out notices of meetings of the Board and stockholders as required by law or the Bylaws. The Secretary shall attend and keep the minutes of meetings of the Board except as the Board may otherwise designate.

4.9           Assistant Treasurers; Assistant Secretaries. In the absence or disability of the Secretary, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.

4.10        Chief Operating Officer. The Chief Operating Officer shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer, the President (if separate from the Chief Executive Officer), or the Board of Directors.

4.11        Division Officers. The Board may establish from time to time one or more divisions and assign to such divisions responsibilities for all or part of the operations or administration of the Corporation and may appoint such officers and other agents of such divisions as the Board may determine, including, without limitation, one or more presidents of such divisions. Unless elected or appointed as an officer of the Corporation by the Board, an officer of a division shall not, as such, be an officer of the Corporation. The Board may define or authorize an executive officer of the Corporation or an officer of a division to define the duties and powers and authority of officers or other agents of divisions. Such officers and other agents of such divisions shall hold office for such period as the Board may determine.

4.12         Resignation of Officers. Any officer may resign at any time solely by delivering his or her resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified in the resignation. Unless otherwise specified therein, the acceptance of a resignation, shall not be necessary to make it effective.

5.             SHARES.

5.1           Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the Chief Executive Officer or the President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.

5.2           Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by its legal representatives or by its attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

5.3           Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of, or to vote, at any such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote, at any such meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

6.             MISCELLANEOUS.

6.1           Seal. The Corporation shall have a seal that shall contain the words “Spirit AeroSystems Holdings, Inc.” and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

6.2           Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

6.3           Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

6.4           Amendments. These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; provided, that only the stockholders may amend or repeal Sections 2.4(d), 2.9(b) and 2.11 of these Bylaws. Any Bylaw adopted by the Board may be amended or repealed by the stockholders.